Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Lakes Entertainment, Inc., a Minnesota corporation (“Lakes” or the “Company”) and Sartini Gaming, Inc. (“Sartini Gaming”), after giving effect to the merger of a wholly-owned subsidiary of the Company with and into Sartini Gaming with Sartini Gaming surviving as a wholly-owned subsidiary of the Company (the “Merger”), accounted for under the purchase method of accounting, and reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. While Lakes was renamed Golden Entertainment, Inc. in connection with the Merger, the Company will be referred to as “Lakes” and, together with its pre-Merger subsidiaries, the “Lakes Group” in this discussion and presentation of pro forma condensed combined financial statements as of June 28, 2015 and for the periods ended December 28, 2014 and June 28, 2015 as it relates to Lakes’ pre-Merger financial information.

The unaudited pro forma condensed combined balance sheet as of June 28, 2015 is derived from Lakes’ unaudited consolidated balance sheet as of June 28, 2015 and Sartini Gaming’s unaudited consolidated balance sheet as of June 30, 2015 and is presented as if the Merger had occurred on June 28, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 28, 2014 and for the six months ended June 28, 2015 are presented as if the Merger had occurred on December 30, 2013, with recurring Merger-related adjustments reflected in that period. The unaudited pro forma condensed combined statement of operations as of December 28, 2014 is derived from Lakes’ audited consolidated statement of operations for the year ended December 28, 2014 and Sartini Gaming’s audited consolidated statement of income for the year ended December 31, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 28, 2015 is derived from Lakes’ unaudited consolidated statement of operations for the six months ended June 28, 2015 and Sartini Gaming’s unaudited consolidated statement of operations for the six months ended June 30, 2015.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Merger been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that may be achieved with respect to the combined companies. In addition, since the unaudited pro forma condensed combined financial data have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Lakes’ historical audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014 and with Sartini Gaming’s historical audited consolidated financial statements and accompanying notes for the year ended December 31, 2014 filed with the Company’s Amendment No. 1 to Current Report on Form 8-K/A dated July 31, 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 28, 2015

(In thousands)

	Lakes	Sartini Gaming	Pro Forma		Pro Forma
	As of June 28, 2015	As of June 30, 2015	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$42,459	$26,214	$(13,398)	(a), (g)	$55,275
Short-term investments	40,593	-	-		40,593
Income taxes receivable	2,093	-	-		2,093
Accounts and notes receivable	843	4,721	-		5,564
Inventories	474	2,383	-		2,857
Prepaid expenses and other	1,742	6,487	-		8,229
Total current assets	88,204	39,805	(13,398)		114,611

Noncurrent assets:
Property and equipment, net	27,846	72,660	11,444	(b)	111,950
Goodwill	-	7,706	82,933	(c), (j)	90,639
Intangible assets, net	1,805	16,722	63,978	(b)	82,505
Land held for development	960	-	-		960
Notes receivable	-	813	-		813
Other	411	977	-		1,388
Total noncurrent assets	31,022	98,878	158,355		288,255
Total assets	$119,226	$138,683	$144,957		$402,866

Liabilities and shareholders' equity
Current liabilities:
Current portion of long term debt, net of discount	$1,361	$5,901	$-		$7,262
Accounts payable	535	8,151	-		8,686
Accrued taxes, other than income taxes	357	-	-		357
Accrued payroll and related	1,319	1,569	-		2,888
Deposits	326	-	-		326
Warrant liability	-	7,804	(7,804)	(a)	-
Other accrued expenses	1,206	2,096	(1,443)	(g)	1,859
Total current liabilities	5,104	25,521	(9,247)		21,378

Noncurrent liabilities:
Long-term debt, net of current portion and discount	8,273	179,662	-		187,935
Deferred rent, asset retirement obligations and other	-	2,195	(1,752)	(h)	443
Total liabilities	13,377	207,378	(10,999)		209,756

Commitments and contingencies
Shareholders' equity (deficit)	105,849	(68,695)	155,956	(d), (g), (j)	193,110
Total liabilities and shareholders' equity	$119,226	$138,683	$144,957		$402,866

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 28, 2014

(In thousands, except for per share data)

	Lakes	Sartini Gaming
	Year Ended	Year Ended	Pro Forma		Pro Forma
	December 28, 2014	December 31, 2014	Adjustments		Combined

Net revenues	$55,172	$280,500	$-		$335,672
Expenses:
Operating expenses	31,915	154,095	-		186,010
Selling, general and administrative	22,566	92,106	(497)	(g)	114,175
Gain on sale of cost method investment	(2,391)	-	-		(2,391)
Impairments and other losses	20,997	-	-		20,997
Charges related to arbitration award	2,530	-	-		2,530
Preopening and business combination expenses	-	1,674	-		1,674
Depreciation and amortization	3,513	14,180	10,876	(e)	28,569
Other	(7)	(293)	-		(300)
Total expenses	79,123	261,762	10,379		351,264

Income (loss) from operations	(23,951)	18,738	(10,379)		(15,592)

Other income (expense):
Interest income	151	-	-		151
Interest expense	(1,209)	(21,940)	-		(23,149)
Loss on warrant	-	(6,063)	6,063	(i)	-
Other	164	-	-		164
Total other income (expense), net	(894)	(28,003)	6,063		(22,834)

Loss before income taxes	(24,845)	(9,265)	(4,316)		(38,426)
Income tax benefit	-	-	(12,728)	(j)	(12,728)
Net loss	$(24,845)	$(9,265)	$8,412		$(25,698)

Weighted-average common shares outstanding
Basic	13,379		8,230	(f)	21,609
Dilutive impact of stock options	-		-		-
Diluted	13,379		8,230		21,609

Loss per share
Basic	$(1.86)				$(1.19)
Diluted	$(1.86)				$(1.19)

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 28, 2015

(In thousands, except for per share data)

	Lakes	Sartini Gaming
	Six Months Ended	Six Months Ended	Pro Forma		Pro Forma
	June 28, 2015	June 30, 2015	Adjustments		Combined

Net revenues	$28,095	$144,666	$-		$172,761
Expenses:
Operating expenses	16,057	78,886	-		94,943
Selling, general and administrative	11,674	47,838	(2,530)	(g)	56,982
Gain on sale of cost method investment	(750)	-	-		(750)
Impairments and other losses	682	29	-		711
Depreciation and amortization	1,759	7,015	5,513	(e)	14,287
Other	(2)	459	-		457
Total expenses	29,420	134,227	2,983		166,630

Income (loss) from operations	(1,325)	10,439	(2,983)		6,131

Other income (expense):
Interest income	93	-	-		93
Interest expense	(536)	(10,918)	-		(11,454)
Loss on warrant	-	(2,119)	2,119	(i)	-
Other	36	-	-		36
Total other income (expense), net	(407)	(13,037)	2,119		(11,325)

Loss before income taxes	(1,732)	(2,598)	(864)		(5,194)
Income tax provision	172	-	-		172
Net loss	$(1,904)	$(2,598)	$(864)		$(5,366)

Weighted-average common shares outstanding
Basic	13,391		8,230	(f)	21,621
Dilutive impact of stock options	-		-		-
Diluted	13,391		8,230		21,621

Loss per share
Basic	$(0.14)				$(0.25)
Diluted	$(0.14)				$(0.25)

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

Pursuant to that certain Agreement and Plan of Merger, dated as of January 25, 2015, by and among Lakes, LG Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Lakes (the “Merger Subsidiary”), Sartini Gaming and The Blake L. Sartini and Delise F. Sartini Family Trust, as the sole stockholder of Sartini Gaming (the “Sartini Trust”), as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of June 4, 2015, by and among Lakes, Sartini Gaming, the Merger Subsidiary and the Sartini Trust (as amended, the “Merger Agreement”), on July 31, 2015, the Merger Subsidiary merged with and into Sartini Gaming, with Sartini Gaming surviving as a wholly-owned subsidiary of the Company, was consummated. In connection with the Merger, the Company’s name was changed to Golden Entertainment, Inc.

The Merger will be accounted for under the purchase method of accounting in accordance with ASC Topic 805, Business Combinations. Under the purchase method, the total estimated purchase price, or consideration transferred, is measured at the Merger closing date. The Merger consideration issued by the Company on the Merger closing date was based on preliminary estimates of the pre-Merger values of Lakes and Sartini Gaming, which are subject to post-closing adjustment, under the Merger Agreement.

Certain of the assets and liabilities of Sartini Gaming have been measured based on provisional valuations and are subject to adjustment as valuations are reviewed and finalized. However, as indicated in the accompanying unaudited pro forma condensed combined financial statements, the Company has made certain adjustments to the June 30, 2015 historical book values of the assets and liabilities of Sartini Gaming to reflect certain estimates of the fair values necessary to prepare the pro forma financial statements. Actual results may differ from the pro forma financial statements once the Company has finalized the valuations that support the provisional purchase price allocation. Such finalization could result in changes to the pro forma financial statements. The allocation of the purchase price will be revised, if necessary, once the valuations are finalized.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Merger been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that may be achieved with respect to the combined companies. In addition, since the unaudited pro forma condensed combined financial data have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should be read in conjunction with Lakes’ historical audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014 and with Sartini Gaming’s historical audited consolidated financial statements and accompanying notes for the year ended December 31, 2014 filed with the Company’s Amendment No. 1 to Current Report on Form 8-K/A dated July 31, 2015.

2.	Calculation of Estimated Purchase Consideration

On July 31, 2015, the Company acquired Sartini Gaming, a diversified group of gaming companies that focus on distributed gaming (including tavern gaming) and casinos, through the consummation of the Merger. At the effective time of the Merger, all issued and outstanding shares of capital stock of Sartini Gaming were canceled and converted into the right to receive shares of Company common stock. At the closing of the Merger, the Company issued 7,772,736 shares of its common stock to the Sartini Trust (as the sole stockholder of Sartini Gaming), of which 388,637 shares are being held in escrow as security for the post-closing adjustment in accordance with the Merger Agreement, and 777,274 shares are being held in escrow as security for claims for indemnifiable losses in accordance with the Merger Agreement. In addition, the Company issued 457,172 shares of its common stock to holders of warrants issued by a subsidiary of Sartini Gaming that elected to receive shares of Company common stock in exchange for their warrants. As a result, the estimated value of the purchase consideration, based on preliminary estimates, was $75.3 million.  This amount is the product of the 8,229,908 total common shares issued upon the Merger closing and the $9.15 per share closing price of the Company's common stock on July 31, 2015.

Calculation of Value of Merger Consideration

Under the Merger Agreement, the number of shares of the Company’s common stock issued in connection with the acquisition of Sartini Gaming in the Merger reflect the pre-Merger value of Sartini Gaming relative to the pre-Merger value of the Lakes Group, which are calculated in accordance with formulas set forth in the Merger Agreement, as described below. To determine the number of shares of Lakes common stock issued in connection with the Merger, the sum of the number of shares of Lakes common stock outstanding immediately prior to the Merger and the number of shares issuable upon the exercise of outstanding in-the-money stock options are divided by the percentage of the total pre-Merger value of both companies that represents the Lakes Group’s pre-Merger value to determine the total number of fully diluted shares immediately following the Merger. The number of shares issued in connection with the Merger is the difference between the total number of fully diluted shares immediately following the Merger and the total number of fully diluted shares immediately prior to the Merger. No fractional shares of Lakes common stock are issued in connection with the Merger, and any fractional share was rounded to the nearest whole share.

The Merger Agreement specifies the procedure for determining the pre-Merger values of Sartini Gaming and the Lakes Group. In accordance with the Merger Agreement, prior to the closing of the Merger, Lakes and Sartini Gaming each delivered to the other a statement of its estimate of its pre-Merger value, which preliminary estimates were used to determine the number of shares of Lakes common stock to be issued at the closing of the Merger. The final pre-Merger values of Lakes and Sartini Gaming are in the process of being determined pursuant to the post-closing adjustment provisions of the Merger Agreement, and the number of shares issued in connection with the Merger will be trued up accordingly; see “Post-Closing “True-Up” Adjustment” below.

Determination of Lakes Pre-Merger Value

The pre-Merger value of Lakes is determined for the Lakes Group on a consolidated basis and is based on an estimated value of $135,245,106 (the product of $9.57 per share multiplied by 14,132,195 shares), subject to the following adjustments under the Merger Agreement:

●

by adding the amount by which the cash proceeds of the sale of the Lakes' corporate office building located in Minnetonka, Minnesota, (net of commissions, taxes, fees and other transaction costs) exceeded $4,000,000;

●

by adding the amount by which at closing excess cash of the Lakes Group exceeds $77,500,000, or by subtracting the amount by which $77,500,000 exceeds such excess cash amount, with excess cash calculated as (i) the aggregate amount (positive or negative) calculated by subtracting from cash and cash equivalents of the Lakes Group (but excluding the sum of any proceeds in excess of $5,500,000 received from the sale of specified land owned by the Lakes Group in Jamul, California, cash and cash equivalents received from the sale of the corporate office building located in Minnetonka, Minnesota, and cash and cash equivalents from the exercise of options for shares of Lakes common stock), normalized operating cash of $4,000,000, plus (ii) all severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by the Lakes Group in connection with the Merger and paid on or prior to the closing date, plus (iii) legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred and paid by the Lakes Group in connection with the refinancing or amendment of Sartini Gaming’s existing indebtedness;

●

by adding the amount by which at closing $12,500,000 exceeds the aggregate principal amount of outstanding indebtedness of the Lakes Group, or by subtracting the amount by which such aggregate principal amount exceeds $12,500,000;

●

by adding the amount by which at closing $5,000,000 exceeds the aggregate amount of severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by the Lakes Group in connection with the Merger, whether or not paid prior to the Merger, or by subtracting the amount by which such aggregate amount exceeds $5,000,000;

●

by adding the amount by which the net working capital balance of the Lakes Group exceeds $2,457,000, or by subtracting the amount by which $2,457,000 exceeds such net working capital balance, such net working capital balance being the amount, determined on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”), by which accounts and notes receivable, prepaid assets, inventories and other current assets (excluding cash and cash equivalents in excess of $4,000,000 and including income tax receivables up to a maximum of $2,155,000 in the aggregate) exceeds accrued expenses, payroll, accounts payable and other current liabilities (excluding the current portions of outstanding indebtedness, severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred and paid by the Lakes Group in connection with the Merger, and any amounts payable prior to the effective time of the Merger in connection with the settlement or other resolution of the Quest litigation referred to below); and

●

by subtracting any amounts payable by the Lakes Group after the Merger in connection with any settlement or other resolution prior to the Merger of the litigation captioned Quest Media Group, LLC vs. Lakes Ohio Development, LLC and Lakes Entertainment, Inc., et al.

Determination of Sartini Gaming Pre-Merger Value

The Sartini Gaming preliminary pre-Merger value is determined for Sartini Gaming and its subsidiaries on a consolidated basis and is based on the sum of (i) Sartini Gaming’s Adjusted EBITDA, multiplied by a factor of 7.5, plus (ii) the aggregate amount of specified investments, acquisitions and contributions to capital (but only so long as and to the extent that such amounts so expended or obligations so incurred do not exceed $5,000,000) made between October 31, 2014 and July 31, 2015, subject to the adjustments under the Merger Agreement set forth below.

For purposes of this determination, Sartini Gaming’s Adjusted EBITDA is measured for the period of 12 consecutive calendar months ended June 30, 2015 (being the last full month ended at least 30 days prior to the Merger), and equals the net income or loss generated by Sartini Gaming for such period, plus (without duplication, and to the extent deducted in calculating such net income or loss) (i) interest, fees, charges and related expenses paid or payable for such period in connection with borrowed money or the deferred purchase price for assets, and rent paid or payable under capital leases treated as interest, (ii) expenses for income taxes paid or accrued, (iii) depreciation and amortization, (iv) non-cash or non-recurring expenses, losses or charges, (v) fees, costs, expenses, discounts, premiums and commissions incurred, paid or deducted in connection with the refinancing of Sartini Gaming’s indebtedness, any dispositions or acquisitions, and any restructuring, integration, severance or retention costs, accruals or reserves relating to or resulting from acquisitions, and (vi) severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred and paid by Sartini Gaming in connection with the Merger and the transactions contemplated by the Merger Agreement. The calculation of Adjusted EBITDA also reflects annualized results for four specified Sartini Gaming taverns that Sartini Gaming acquired after the beginning of the measurement period.

The so calculated pre-Merger value of Sartini Gaming is subject to the following adjustments under the Merger Agreement:

●

by adding the amount at closing of excess cash of Sartini Gaming, with excess cash calculated as (i) the aggregate amount (positive or negative) calculated by subtracting from Sartini Gaming’s cash and cash equivalents, normalized operating cash of $23,200,000, plus (ii) all severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by Sartini Gaming in connection with the Merger and paid on or prior to the closing date, plus (iii) legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred and paid by Sartini Gaming in connection with the refinancing or amendment of Sartini Gaming’s existing indebtedness;

●	by subtracting the aggregate outstanding principal amount of indebtedness of Sartini Gaming at closing;

●

by adding the amount by which at closing $500,000 exceeds the aggregate amount of severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by Sartini Gaming in connection with the Merger, whether or not paid prior to the Merger, or subtracting the amount by which such aggregate amount exceeds $500,000; and

●

by adding the amount by which the net working capital balance of Sartini Gaming exceeds $20,830,000, or by subtracting the amount by which $20,830,000 exceeds such net working capital balance, such net working capital balance being the amount, determined on a consolidated basis in accordance with GAAP, by which accounts and notes receivable, prepaid assets, inventories and other current assets (excluding cash and cash equivalents in excess of $23,200,000) exceeds accrued expenses, payroll, accounts payable and other current liabilities (excluding the current portions of outstanding indebtedness, severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred and paid by Sartini Gaming in connection with the Merger, and legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred and paid by Sartini Gaming in connection with the refinancing or amendment of Sartini Gaming’s existing indebtedness, but including payments (other than payments made in the form of shares of Lakes common stock or with cash or cash equivalents of Sartini Gaming on or prior to the closing date) required to be made by Sartini Gaming in connection with the purchase of warrants issued by a subsidiary of Sartini Gaming.

Determination of Lakes Shares Outstanding (Fully Diluted Basis)

The total number of shares of Lakes common stock outstanding (on a fully diluted basis) immediately prior to the Merger to be used in calculating the number of shares of Lakes common stock issued in connection with the Merger is the sum of (i) all shares of Lakes common stock then issued and outstanding, plus (ii) all shares of Lakes common stock then issuable upon the exercise, conversion or exchange of outstanding options, warrants or other convertible securities, but excluding currently outstanding options exercisable for 12,500 shares at an exercise price of $12.85 per share. Such sum equaled 14,132,195 shares as of July 31, 2015.

Preliminary Estimated Pre-Merger Value Calculations

The following calculations illustrate the pre-Merger values of both Lakes and Sartini Gaming used in connection with the closing of the Merger on July 31, 2015 and the resulting number of shares of Lakes common stock issued in connection with the Merger. These calculations are based on the preliminary estimated pre-Merger values delivered by Lakes and Sartini Gaming prior to the closing of the Merger and are subject to final review and adjustment post-closing (see “Post-Closing “True-Up” Adjustment” below).

The preliminary estimated pre-Merger value of Sartini Gaming as of July 31, 2015 was as follows:

Sartini Gaming Estimated Adjusted EBITDA	$35,568,583
Adjusted EBITDA Multiple	7.5x
Subtotal	$266,764,374
(+) Permitted Sartini Gaming Acquisitions and Investments	-
Estimated Sartini Gaming Pre-Merger Value	$266,764,374
(+) Sartini Gaming Excess Cash	1,612,329
(-) Sartini Gaming Outstanding Debt	(190,354,606)
(+/-) Sartini Gaming Merger Expenses Adjustment	(905,229)
(+) Sartini Gaming Net Working Capital Balance	22,360,002
(-) Sartini Gaming Working Capital Target	(20,830,000)
Preliminary Estimated Sartini Gaming pre-Merger Value	$78,646,870

The preliminary estimated pre-Merger value of Lakes as of July 31, 2015 was as follows:

Pre-Merger Value	$9.57
Fully Diluted Pre-Closing Lakes Shares	14,132,195
Subtotal	$135,245,106
(+) Office Building Adjustment	427,403
(+/-) Lakes Excess Cash Adjustment	532,119
(-) Lakes Outstanding Debt Adjustment	1,799,712
(+/-) Lakes Merger Expenses Adjustment	(4,445,453)
(+) Lakes Net Working Capital Balance	3,948,577
(-) Lakes Working Capital Target	(2,457,000)
Preliminary Estimated Lakes pre-Merger Value	$135,050,464

The total number of shares of Lakes common stock issued in connection with the Merger on July 31, 2015 was based on these preliminary estimated pre-Merger values, subject to final review and adjustment post-closing:

Pre-Merger Value of Lakes	Lakes %	Pre-Merger Value of Sartini Gaming	Sartini Gaming %	Total Post-Closing Shares(1)	Total Shares Issued in Connection with Merger(2)
$135,050,464	63.2%	$78,646,870	36.8%	22,368,603	8,229,908

(1)

Calculated as the number of shares of Lakes common stock outstanding immediately after the Merger (on a fully diluted basis, including shares issuable upon the exercise of outstanding in-the-money stock options).

(2)	Includes 457,172 shares of Lakes common stock that were issued to certain former holders of warrants issued by a subsidiary of Sartini Gaming upon the closing of the Merger.

Post-Closing “True-Up” Adjustment

The number of shares of Lakes common stock issued in connection with the Merger will be adjusted to reflect the pre-Merger values of Lakes and Sartini Gaming, as finally determined following the Merger in accordance with the provisions of the Merger Agreement. On September 29, 2015, the Company prepared and delivered a closing report setting forth its determinations of the pre-Merger values of Lakes and Sartini Gaming, which closing report is currently under review in accordance with the terms of the Merger Agreement. Upon finalization, the number of shares of Lakes common stock issued in connection with the Merger will be trued up accordingly.

3.	Preliminary Purchase Price Allocation

The preliminary purchase price allocation as of July 31, 2015 (the closing date of the Merger) and giving effect to the purchase price allocation adjustments similar to those made in the pro forma financial statements, is as follows (unaudited, in thousands):

Amount
Cash	$25,539
Other current assets	16,534
Property and equipment	84,104
Intangible assets	80,700
Goodwill	90,639
Current liabilities	(13,245)
Warrant liability	(3,435)
Debt	(190,587)
Deferred tax liability	(12,728)
Other long-term liabilities	(2,217)
Total assumed purchase price	$75,304

The preliminary amounts assigned to property and equipment by category are summarized in the table below (unaudited, amount assigned in thousands):

	Remaining Useful Life (Years)	Amount Assigned
Land	Not applicable	$12,470
Land improvements	10	4,030
Building and improvements	25	21,310
Leasehold improvements	4	20,793
Furniture, fixtures and equipment	1	22,866
Construction in process	Not applicable	2,635
Total property and equipment		$84,104

The preliminary amounts assigned to intangible assets by category are summarized in the table below (unaudited, amount assigned in thousands):

	Remaining Useful Life (Years)	Amount Assigned
Trade names	10	$12,200
Player relationships	8-14	7,600
Customer relationships	13-16	59,200
Gaming License	Indefinite	900
Other intangible assets	2-10	800
Total intangible assets		$80,700

4.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)

Reflects the elimination of warrants issued by a subsidiary of Sartini Gaming which were purchased for $3.4 million in cash and for 457,172 shares of the Company’s common stock (equivalent to $4.4 million based on the Merger per share price).

(b)	Represents the preliminary allocation of the fair value of the consideration transferred to the acquired tangible and intangible assets of Sartini Gaming based on their estimated fair value.

(c)	Represents the difference between the estimated purchase price and the estimated fair values of the identified assets acquired and liabilities assumed, which is recorded as goodwill.

(d)	Reflects the elimination of Sartini Gaming's historical stockholders' deficit and the preliminary allocation of the fair value of the consideration transferred.

(e)

Represents the additional depreciation expense of property, plant and equipment, and additional amortization expense of intangible assets acquired in the Merger based on their estimated fair values and estimated useful lives. Depreciation and amortization expense will be calculated on a straight-line basis.

(f)

Represents the impact of issuance of 8,229,908 shares on July 31, 2015 in connection with the Merger based on the parties’ preliminary estimated pre-Merger values delivered prior to the closing of the Merger.

(g)

Lakes and Sartini Gaming estimate incurring transaction-related costs of $9.8 million and $1.5 million, respectively, for a total of $11.3 million, which consist primarily of severance, financial advisor, legal, accounting and consulting costs. For the periods ended June 28, 2015 and December 28, 2014, the historical combined financial statements reflect expense of approximately $2.5 million and $0.5 million, respectively, related to transaction-related costs, which were shown as pro forma adjustments reducing selling, general and administrative costs. As of June 28, 2015, $1.2 million in transaction-related costs was included in other accrued expenses and was shown as a pro forma adjustment reducing other accrued expenses and cash and cash equivalents. The remaining $8.3 million of anticipated transaction-related costs as of June 28, 2015 was shown as a pro forma adjustment reducing retained earnings and cash and cash equivalents.

(h)	Represents the derecognition of deferred rent.

(i)	Reflects the elimination of the warrants issued by a subsidiary of Sartini Gaming.

(j)

Includes $12.7 million related to the assumption of a net deferred tax liability generated from the intangible assets acquired in the Merger. The increase to retained earnings and income tax benefit is the result of the release of existing valuation allowance resulting from the assumption of this net deferred tax liability.